UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 9, 2012 (May 3, 2012)

Good Times Restaurants Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 3, 2012, Good Times Restaurants Inc. (the "Company") received a letter from The NASDAQ Stock Market ("NASDAQ") stating that the staff has rejected the Company's proposed compliance plan for continued listing on The NASDAQ Capital Market for the reasons detailed below.  The letter provides that, absent an appeal of the staff's determination by the Company, trading of the Company's common stock will be suspended at the opening of business on May 14, 2012, and a Form 25-NSE will be filed with the Securities and Exchange Commission ("SEC") to remove the Company's securities from listing and registration on NASDAQ.

As previously reported on Form 8-K dated February 22, 2012, the Company received a letter from NASDAQ on February 16, 2012 notifying the Company that it was not in compliance with the minimum stockholders' equity requirement under NASDAQ Listing Rule 5550(b), which requires companies to maintain a minimum stockholders' equity of $2.5 million for continued listing on The NASDAQ Capital Market.  The Company submitted a compliance plan to NASDAQ in a timely fashion stating an expectation that compliance would be achieved by the accomplishment of its acquisition of a restaurant group or an equity financing which the Company was then pursuing, and the Company continues to pursue such a transaction.  However, because no formal agreements or contracts have been yet signed with respect to a proposed acquisition or equity financing, the staff determined that the Company did not provide a definitive plan evidencing its ability to achieve near term compliance with the continued listing requirements or sustain such compliance over an extended period of time.

The Company has the right to appeal the staff's determination by requesting a hearing before a NASDAQ Listing Qualifications Panel (the "Panel").  A hearing request will stay the suspension of the Company's securities and the filing of a Form 25-NSE pending the Panel's decision.  The Company has until May 10, 2012 to request a hearing.

Accordingly, the Company intends to request in a timely manner a hearing before the Panel, at which time it will seek continued listing pending its return to compliance with the minimum stockholders' equity requirement under NASDAQ Listing Rule 5550(b).  However, there can be no assurance that the Panel will grant the Company's request for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: May 9, 2012	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer